AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER ___, 1999

                                                       REGISTRATION NO. 33-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      under
                           The Securities Act of 1933

                                -----------------

                     SEACOAST FINANCIAL SERVICES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Massachusetts                                         041659040
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                               791 Purchase Street
                        New Bedford, Massachusetts 02740
                                 (508) 984-6000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                -----------------

                               Kevin G. Champagne
                      President and Chief Executive Officer
                     Seacoast Financial Services Corporation
                               791 Purchase Street
                        New Bedford, Massachusetts 02740
                                 (508) 984-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                -----------------

                                   COPIES TO:
                           Carol Hempfling Pratt, Esq.
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                                -----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


================================  ==================  ====================  ====================  ==================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF         AMOUNT TO BE        OFFERING PRICE            AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED     REGISTERED (1)        PER SHARE (2)       OFFERING PRICE (2)   REGISTRATION FEE
--------------------------------  ------------------  --------------------  --------------------  ------------------
Common Stock, par value $0.01           500,000             $10.6875              $5,343,750          $1,485.56

================================  ==================  ====================  ====================  ==================


(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, the number of securities covered by this registration statement shall be adjusted to cover any additional securities resulting from a stock split, stock dividend or similar capital adjustment of the registered securities during the effective period of this registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933 based upon the closing price of the Common Stock on November 8, 1999 as reported by Nasdaq.

PROSPECTUS

                     SEACOAST FINANCIAL SERVICES CORPORATION
                                 P.O. BOX 2101
                              NEW BEDFORD, MA 02740

To our Shareholders:

     We are pleased to send you this prospectus describing the Dividend Reinvestment and Stock Purchase Plan being offered by Seacoast Financial Services Corporation to eligible shareholders. The Plan provides the opportunity to reinvest automatically cash dividends in shares of Common Stock (including fractional shares computed to four decimal places) and to make additional purchases of Common Stock with optional cash payments ranging from a $100 minimum to a $5,000 maximum per quarter per participant. The Plan is administered by our transfer agent, Registrar and Transfer Company, who will purchase shares of Common Stock as agent for the accounts of participants under the Plan on the open market or, under certain circumstances, from the Company.

     The price at which the Agent will be deemed to have acquired shares of Common Stock through dividend reinvestment or with optional cash payments for the accounts of participants under the Plan will be the average price of all shares purchased by the Agent in the open market as agent for all participants on the investment date. Alternatively, if the Agent purchases Common Stock directly from the Company, the purchase price at which the Agent will be deemed to have acquired the shares will be the average closing price of the Company's common stock, as reported by Nasdaq, for the three trading days preceding the investment date.

     Shareholders of record owning 100 or more shares of Common Stock may enroll at any time by completing the enclosed Enrollment Form and returning it to the Agent. Shareholders who do not wish to participate in the Plan will receive dividends on the Common Stock, if and when declared, by check or direct deposit without any further action on their part.

     This Prospectus relates to 500,000 shares of Common Stock of Seacoast Financial registered for sale under the Plan. Participants should retain this Prospectus for future reference. After you have read this Prospectus, if you still have any questions about how the Plan operates, please call Registrar and Transfer Company toll free at 1-800-368-5948, Monday through Friday from 9:00 a.m. to 5:00 p.m., local time. Or write to the Plan Administrator at: Registrar and Transfer Company, Attention: Dividend Reinvestment, 10 Commerce Drive, Cranford, N.J. 07016.

                                   Sincerely,

                                   Kevin G. Champagne
                                   President and Chief Executive Officer


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                The date of this Prospectus is November 15, 1999.

                                TABLE OF CONTENTS

                                                                           Page

      DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN......................................................    1

Purpose..................................................................    1
Advantages...............................................................    1
Administration...........................................................    1
Participation............................................................    1
Optional Cash Payments...................................................    2
Costs....................................................................    3
Purchases................................................................    3
Sale of Plan Shares......................................................    4
Dividends................................................................    4
Reports to Participants..................................................    4
Certificates.............................................................    4
Termination of Participation.............................................    5
Tax Information..........................................................    5
Other Information........................................................    6
AVAILABLE INFORMATION....................................................    7
INCORPORATION BY REFERENCE...............................................    7
EXPERTS..................................................................    8
INDEMNIFICATION OF OFFICERS AND DIRECTORS................................    8


                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

     THE FOLLOWING QUESTIONS AND ANSWERS CONSTITUTE THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN OF SEACOAST FINANCIAL SERVICES CORPORATION.

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

          The purpose of the Plan is to provide eligible record owners of Common Stock with a simple and convenient way of investing cash dividends and optional cash payments in shares of Common Stock.

ADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants in the Plan may:

     a. Reinvest automatically part or all of their cash dividends in shares of Common Stock (at lower fees than purchases made outside the Plan through a broker/dealer).

     b. Invest optional cash payments from $100 to a cumulative $5,000 per quarter per participant in Common Stock.

     c. Invest the full amount of all cash dividends and optional cash payments since fractional shares may be held under the Plan.

     d. Realize the long-range opportunity of dollar cost averaging by purchasing Common Stock under the Plan on a regular basis.

     e. Avoid cumbersome safekeeping requirements through the free custodial service of the Plan for shares purchased through the Plan or shares already owned that participants desire to deposit into the Plan.

     f. Avoid the inconvenience and expense of record keeping through the free reporting provisions of the Plan.

ADMINISTRATION

3.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

          The Company's stock transfer agent, Registrar and Transfer Company, administers the Plan for participants, keeps records, sends statements of account to participants, and performs other duties related to the Plan. Shares purchased through the Plan will be registered in the name of the Plan Administrator or its nominee as agent for participants in the Plan.

          All inquiries and communications regarding the Plan should include your (the participant's) account number and should be directed to the Plan Administrator at:

                         Registrar and Transfer Company
                         10 Commerce Drive
                         Cranford, NJ 07016-3572
                         Attention: Dividend Reinvestment
                         1-800-368-5948

          The Plan Administrator or the Company may terminate or suspend the Plan at any time by written notice to participants. The terms and conditions of the Plan may be amended by the Plan Administrator, with the concurrence of the Company, at any time by mailing an appropriate notice to participants at least 30 days prior to the effective date of the amendment.

PARTICIPATION

4.   WHO IS ELIGIBLE TO PARTICIPATE?

          Record owners of 100 or more shares of common stock are eligible to enroll in the Plan. Once enrolled, a participant may continue to participate in the Plan even though his or her record ownership of shares of common stock may fall below 100, subject to the right of the Plan Administrator to terminate any participant's Plan account upon appropriate notice. (See Question 24).

          Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank, or other nominee) and who wish to participate in the Plan must become owners of record by having the number of shares they wish to enroll in the Plan (subject to the 100 share minimum) transferred into their names.

5.   HOW DOES A SHAREHOLDER BECOME A PARTICIPANT?

          An eligible shareholder may join the Plan by completing an Enrollment Form and returning it to the Plan Administrator at the address provided in Question 3. Enrollment Forms may be obtained at any time by contacting the Company or the Plan Administrator.

6.   WHAT PARTICIPATION OPTIONS ARE AVAILABLE?

          By marking the appropriate spaces on the Enrollment Form, an eligible shareholder of record may choose among any one or more of the following investment options for purchases of shares of Common Stock:

     a. To reinvest automatically cash dividends on all or a portion (less than 100%) of the shares of Common Stock of which the participant is the owner of record and all shares of Common Stock held in the participant's Plan account.

     b. To invest by making optional cash payments in amounts ranging from a $100 minimum to a cumulative $5,000 maximum per quarter per participant.

     c. To deposit shares of Common Stock registered in their name with the Plan Administrator to be administered under the Plan.

          All shares of Common Stock purchased through the Plan, whether with reinvested dividends or optional cash payments, and all shares deposited with the Plan Administrator under option "c" above, will be held by the Plan Administrator for participants in the Plan, and the dividends on these shares will be reinvested automatically.

7.   WHEN DO YOUR INVESTMENTS BEGIN THROUGH THE PLAN?

          If an Enrollment Form specifying reinvestment of cash dividends is received by the Plan Administrator at least five (5) business days before the record date of a cash dividend payment, reinvestment will commence with the following dividend payment. If the Enrollment Form is received after that date, the reinvestment of cash dividends through the Plan will begin with the next cash dividend payment following the next record date.

          Optional cash payments will be invested as specified in Question 9.

8. MAY YOU CHANGE YOUR METHOD OF PARTICIPATION AFTER ENROLLMENT?

          A record shareholder may change an investment option at any time by completing a new Enrollment Form and returning it to the Plan Administrator. If you elect to participate through the reinvestment of cash dividends on shares registered in your name but later decide to participate through the optional cash payment feature only, an Enrollment Form indicating a change of options must be received by the Plan Administrator five (5) business days prior to a particular cash dividend record date in order to stop any reinvestment of cash dividends paid on the following dividend payment date.

          Enrollment Forms may be obtained by contacting the Company or the Plan Administrator.

OPTIONAL CASH PAYMENTS

9.   WHEN AND HOW CAN OPTIONAL CASH PAYMENTS BE MADE?

          Optional cash payments will be invested once quarterly. Optional cash payments should be received from a participant at least five (5) business days and not more than 30 days prior to an investment date (see Question
     13). The payments will be applied to the purchase of shares for the account of the participant on that investment date. Cash received for investment may be commingled by the Plan Administrator with dividends and other participant's cash for the purposes of making a purchase of stock. Participants cannot specify the price or timing nor make any other limitations on the purchase of shares.

          NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS PENDING INVESTMENT. OPTIONAL CASH PAYMENTS RECEIVED TOO LATE TO BE INVESTED ON THE NEXT QUARTERLY INVESTMENT DATE WILL BE RETURNED TO YOU. TO AVOID UNNECESSARY ACCUMULATIONS, THE COMPANY RECOMMENDS THAT OPTIONAL CASH PAYMENTS BE SENT SO THAT THEY ARE RECEIVED BY THE PLAN ADMINISTRATOR SHORTLY BEFORE THE FIFTH (5TH) BUSINESS DAY PRIOR TO AN INVESTMENT DATE. YOU MAY OBTAIN THE RETURN OF ANY OPTIONAL CASH PAYMENT BY WRITTEN REQUEST RECEIVED BY THE PLAN ADMINISTRATOR NOT LESS THAN TWO (2) BUSINESS DAYS BEFORE THE INVESTMENT DATE.

          An initial optional cash payment may be made when you join the Plan. A personal check, official bank check, or money order should be made payable to, "Registrar and Transfer Company, Plan Administrator", and returned along with the Enrollment Form. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you with your account statement.

          You may also authorize the Plan Administrator to draw on your checking account automatically for optional cash payments by completing a draft authorization and returning it to the Plan Administrator at least 30 days prior to the quarterly investment date. Automatic withdrawals will be made quarterly on the tenth (10th) business day prior to the investment date. Participants will pay a fee of seventy-five (75) cents per automatic withdrawal. Draft authorization forms may be obtained by request from the Company or the Plan Administrator.

10.  WHAT ARE THE LIMITATIONS ON MAKING CASH PAYMENTS?

          Optional cash payments may be made by personal check, official bank check, or money order, or by automatic bank draft. Any optional cash payments you wish to make must be no less than a $100 minimum per quarter nor more than a cumulative $5,000 maximum per quarter. If you elect to make optional cash payments by automatic bank draft, you may also make additional optional cash payments by personal check, official bank check, or money order, subject to the foregoing limitations. Any number of optional cash payments may be made, subject to the foregoing limitations, but there is no obligations to make any optional cash payment at any time.

          Optional cash payments made by personal check, official bank check, or money order need not be in the same amount of money each time. However, should you elect to make optional cash payments through automatic bank draft, the draft must be in the same amount each quarter and will continue until you notify the Plan Administrator in writing that you wish to change the amount or terminate the automatic bank draft.

COSTS

11. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES OR SALES THROUGH THE PLAN?

          All brokerage commissions or fees for purchases made through the Plan on the open market will be included as part of the average price per share of Common Stock purchased by the Plan Administrator for the accounts of participants under the Plan. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company. All administrative costs of the Plan will be paid by the Company. If you request that the Plan Administrator arrange a sale of shares held by the Plan for you, you will pay the Plan Administrator a fee of $10 per sale. In addition, a brokerage commission will be deducted from the proceeds of the sale by the independent broker-dealer selected by the Plan Administrator (see Questions 15 and 16).

PURCHASES

12. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS, AND WHAT IS THE SOURCE OF SHARES PURCHASED THROUGH THE PLAN?

          The number of shares purchased for your account, including a fractional share computed to four decimal places, will be equal to the total amount invested by you (the amount of cash dividends reinvested and any optional cash payments), divided by the purchase price per share (see Question 14).

          Shares purchased through the Plan will generally be purchased by the Plan Administrator in the open market as agent for participants under the Plan. The Company will not exercise any direct or indirect control over the prices or timing of purchases made by the Plan Administrator on the open market.

          Alternatively, the Company may elect to sell shares to the Plan Administrator pursuant to the Plan from the Company's treasury shares or authorized and unissued shares, or the Plan Administrator may elect to purchase the shares from the Company in the event that shares are not available in the open market.

13.  WHEN WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

          Purchases under the Plan will be made during each calendar quarter on each "investment date," which will be the close of business on the dividend payment date, or as soon as practicable thereafter. If you elect to make optional cash payments by automatic bank draft, your account will be drafted on or about the 10th day prior to the investment date.

          The Plan Administrator will use every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after receipt, unless such investments are restricted by any applicable state or federal securities laws (see Question 32). No interest will be paid on dividends pending reinvestment.

          The Plan Administrator in its sole discretion will determine the exact timing of purchases made on the open market for allocation to the accounts of participants under the Plan, as well as the number of shares to be so purchased at any time, depending on the amount to be invested, market conditions, and the requirements of applicable securities laws. If for any reason the Plan Administrator is precluded from acquiring shares of Common Stock for 30 consecutive days, the Plan Administrator will remit all cash in a participant's Plan account to the participant after such 30th day.

          You will become the owner of the shares purchased for you through the Plan on the investment date. However, for federal income tax purposes, the holding period will commence on the following day (see Question 22).

14.  AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED THROUGH THE PLAN?

          The price at which the Plan Administrator will be deemed to have acquired shares for a participant's account under the Plan will be the average price of all shares purchased by the Plan Administrator on the open market as agent for all participants with the proceeds of reinvested cash dividends and any optional cash payments. Brokerage commissions or fees will be included as part of the purchase price of the shares and allocated proportionally among participants.

          If the Plan Administrator purchases shares directly from the Company for participants under the Plan, the purchase price at which the Plan Administrator will be deemed to have acquired the shares will be the average closing price of the Company's common stock, as reported by Nasdaq, for the three trading days preceding the investment date. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company.

SALE OF PLAN SHARES

15.  HOW MAY YOU SELL YOUR SHARES OF COMMON STOCK?

          You can sell your shares of Common Stock held under the Plan in either of two (2) ways. First, you may request certificates for your full shares and arrange for the sale of these shares through a broker-dealer of your choice (see Question 19). The Plan Administrator will send you a check for any fractional shares held in your account. The price for the fractional shares may be determined by the Plan Administrator by either: a) selling shares on the open market through an unaffiliated, registered broker-dealer; or, b) by using the closing price of the Common Stock on any listing exchange or as quoted by a registered broker-dealer on the date of the request.

          Alternatively, you may request that the Plan Administrator sell for you some or all of your shares held by the Plan. The Plan Administrator will sell shares for you through broker-dealers selected by the Plan Administrator in its sole discretion. If you request that the Plan Administrator arrange for the sale of your shares, you will be charged a fee of $10 and will also be charged a commission by the broker-dealer selected by the Plan Administrator, both of which will be deducted from the cash proceeds paid to you. The amount of the commission will vary depending on the broker-dealer selected and other factors. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions and less your $10 sale fee.

16.  WHEN WILL SHARES OF COMMON STOCK BE SOLD?

          If you elect to receive cash for your shares held under the Plan, the Plan Administrator will sell such shares as your agent as soon as practicable after receipt of your written request. Payment will be made by check and mailed to you as soon as practicable after the sale.

          The Plan Administrator will use its best efforts to sell your shares on the open market within 10 business days after receipt of written instructions from you to such effect or as soon as otherwise practicable. There can be no assurances with respect to the ability of the Plan Administrator to sell your shares or the price, timing, or terms on which a sale may be made. The Company and the Plan Administrator have no obligation under the Plan, and assume no responsibility, to purchase full shares credited to your Plan account if such shares cannot be sold by the Plan Administrator.

DIVIDENDS

17. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

          The Plan Administrator will receive the cash dividends (less the amount of tax withheld, if any) for all Plan shares held on the dividend record date and credit them to participants' accounts on the basis of full shares and any fractional share held. These dividends received will be reinvested automatically in additional shares of Common Stock as a dividend reinvestment. Participants who wish to receive dividends in cash on shares held in the Plan must withdraw those full shares from the Plan by requesting stock certificates (so that the shares will be registered in the participant's own name) and must change their investment option under the Plan to eliminate dividend reinvestment on those shares (see Questions 8 and 19).

REPORTS TO PARTICIPANTS

18.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

          As soon as practicable after each quarterly investment, you will receive a statement showing account information, including amounts invested, purchase and/or sale prices, and shares purchased and/or sold. This statement will provide a cost record of purchases under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company's annual reports to shareholders, notices of shareholders' meetings, proxy statements, and information for income tax reporting.

CERTIFICATES

19. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED THROUGH THE PLAN?

          Certificates for shares of Common Stock purchased through the Plan will not be issued to you unless you request them. All shares credited to your Plan account (including shares purchased with reinvested cash dividends and shares delivered to the Plan Administrator for safekeeping) will be issued to the Plan Administrator or its nominee as your agent. The number of shares credited to your account will be shown on your account statement. This convenience protects against loss, theft, or destruction of stock certificates and reduces the costs to be borne to the Company.

          A certificate for any number of full shares credited to your Plan account will be issued upon written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Plan Administrator.

          Certificates for a fractional share will not be issued under any circumstances.

          Shares credited to your account may not be assigned or pledged in any way. If you wish to assign or pledge the full shares credited to your account, you must request that certificates for those shares be issued in your name.

          Plan accounts will be maintained in the name in which your certificates are registered at the time you enter the Plan. Certificates for full shares will be registered in the same manner when issued to you.

TERMINATION OF PARTICIPATION

20.  HOW CAN PARTICIPATION IN THE PLAN BE TERMINATED?

          The Plan is entirely voluntary. You may terminate your participation in the Plan at any time by notifying the Plan Administrator in writing.

          If your notice of termination is received by the Plan Administrator less than five (5) business days prior to a cash dividend record date, that cash dividend will be reinvested for your account. Your account will then be terminated, and all subsequent cash dividends on those shares will be paid to you.

          When electing to terminate participation in the Plan, any optional cash payment received before the Plan Administrator receives your notice of termination will be invested for your account unless you specifically request return of the payment prior to two business days before the next investment date.

          Upon termination of your participation in the Plan, you may direct the Plan Administrator to sell all full and fractional shares in your account or receive a certificate for all full shares and cash for any fractional share (see Question 15). If written notification is not received by the Plan Administrator upon such termination, certificates for full shares credited to your account under the Plan will be issued to you, and a cash payment will be made to you for any fractional share.

21. WHAT HAPPENS IF A PARTICIPANT IN THE PLAN DIES OR BECOMES LEGALLY INCAPACITATED?

          Upon receipt by the Plan Administrator of notice of death or adjudicated incompetence of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and cash held by the Plan for the participant will be delivered to the appropriate person upon receipt of evidence satisfactory to the Plan Administrator of the appointment of a legal representative and instructions from the representative regarding delivery.

TAX INFORMATION

22.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

          Distributions by the Company to shareholders will generally be taxed as ordinary dividend income. When the Plan Administrator reinvests your cash dividends to acquire shares of Common Stock for you in open market purchases, you will be deemed to have received a taxable dividend in the amount of the cash dividend reinvested. Your tax basis in these shares acquired on the open market will equal the amount of the cash dividend.

          If the Plan Administrator reinvests your cash dividends to acquire shares of Common Stock for you directly from the Company, such shares will be treated for federal income tax purposes as having been received by you in the form of a taxable dividend. As a result, an amount equal to the fair market value on the investment date of the shares acquired directly from the Company with reinvested cash dividends will be treated as a dividend paid to you. This fair market value will be the average closing price of the Company's common stock, as reported by Nasdaq, for the three trading days preceding the investment date. The tax basis of the shares acquired directly from the Company with such reinvested dividends will also equal the fair market value of the shares on the investment date.

          You will not realize any taxable income at the time of investment of optional cash payments in additional shares of Common Stock. The tax basis of shares purchased on the open market with an optional cash payment will be the amount of such payment. The tax basis of shares purchased directly from the Company with an optional cash payment will be the fair market value of those shares on the investment date.

          The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments, will begin the day following the investment date.

          You will not realize any taxable income when you receive certificates for full shares credited to your account, either upon your written request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when full shares acquired under the Plan are sold or exchanged for you and when you receive the cash payment for a fractional share credited to your account. The amount of such gain or loss will the difference between the amount that you receive for your shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof.

          For foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, and any other participant for whom federal income tax withholding on dividends is required, an amount equal to the cash dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock through the Plan. Foreign shareholder participants are urged to consult their legal advisors with respect to any local exchange, control, tax, or other law or regulation that may affect their participation in the Plan. The Company and the Plan Administrator assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

          THE FOREGOING IS ONLY AN OUTLINE OF THE COMPANY'S UNDERSTANDING OF SOME OF THE APPLICABLE FEDERAL INCOME TAX PROVISIONS. THE OUTLINE IS GENERAL IN NATURE AND DOES NOT PURPORT TO COVER EVERY SITUATION. MOREOVER, IT DOES NOT INCLUDE A DISCUSSION OF STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FOR SPECIFIC INFORMATION ON THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, INCLUDING ANY FUTURE CHANGES IN APPLICABLE LAW OR INTERPRETATION THEREOF, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS.

OTHER INFORMATION

23. WHAT HAPPENS IF A PARTICIPANT SELLS A PORTION OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME?

          If you have authorized the reinvestment of cash dividends on shares registered in your name and then dispose of a portion of those shares, the cash dividends on the remaining shares will continue to be reinvested.

24. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME OR STOPS ALL OPTIONAL PURCHASES?

          If you dispose of all shares registered in your name with respect to which dividends were being reinvested under the Plan, or if you stop purchases through optional cash payments, the cash dividends on the shares that remain credited to your Plan account will continue to be reinvested. If you cease to be a record owner of any shares of Common Stock (other than by depositing shares into the Plan as provided in Question 31), the Plan Administrator, in its discretion, may request your instructions on the disposition of stock in your Plan account. If the Plan Administrator does not receive such instructions from you within 30 days, the Plan Administrator, in its discretion, may terminate your Plan account.

25. IF THE COMPANY HAS A RIGHTS OFFERING, HOW WILL RIGHTS ON THE PLAN SHARES BE HANDLED?

          No preemptive rights attach to the Common Stock of the Company. If the Company, nevertheless, makes available to holders of Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to participants based on the number of shares (including any fractional interests to the extent practicable) held in their Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

26.  WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
     SPLIT?

          If the Company declares a stock dividend or a stock split with respect to its Common Stock, the shares of Common Stock held in your Plan account will be entitled to participate and your Plan account will be credited with additional shares of Common Stock reflecting such dividend or split. Any other non-cash dividend distributed by the Company on shares of Common Stock held for your Plan account will be distributed to you.

          In the event of a stock dividend or stock split, the number of shares held in your name on which cash dividends are reinvesting will also automatically increase by the amount of the dividend or split.

27.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

          No shares held under the Plan will be voted by the Plan Administrator.

          In connection with any meeting of the Company's shareholders, the Company will send you a proxy card indicating the total number of round shares of Common Stock you own, including both shares of Common Stock registered in your name as well as shares of Common Stock credited to your Plan account.

          If your proxy card is returned properly signed and marked for voting, all the shares covered by the proxy, including those registered in your name and whole and fractional shares held for you under the Plan, will be voted as marked.

          If your proxy card is returned properly signed but without indicating voting instructions with respect to any item thereon, all of your shares, including those registered in your name and those held for you under the Plan, will be voted in accordance with the recommendations of the management and Board of Directors of the Company.

          If your proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.

28. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE PLAN ADMINISTRATOR FOR THE PLAN?

          The Plan Administrator has no responsibility with respect to the preparation and the contents of this Prospectus. Neither the Company nor the Plan Administrator or its nominee(s), in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of
     (i) failure to terminate a participant's account upon the participant's death prior to the receipt of notice in writing of the death, (ii) the prices and times at which shares of Common Stock are purchased or sold for the participant's account or the terms on which such purchases or sales are made, or (iii) fluctuations in the market value of the Common Stock, (iv) failure to make purchases or sales at such times and under such circumstances that such transactions are restricted by law or regulation (See Question 32).

         NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN ASSURE ANY PARTICIPANT OF A PROFIT OR PROTECT ANY PARTICIPANT AGAINST A LOSS FROM THE SHARES PURCHASED OR SOLD THROUGH THE PLAN. SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN ARE NOT DEPOSIT ACCOUNTS OF COMPASS BANK FOR SAVINGS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL ORGANIZATION. AN INVESTMENT IN THE COMMON STOCK IS, AS ARE ALL EQUITY INSTRUMENTS, SUBJECT TO SIGNIFICANT MARKET FLUCTUATIONS. THE COMPANY CAN NEITHER CONTROL PURCHASES BY THE PLAN ADMINISTRATOR UNDER THE PLAN NOR GUARANTEE THAT DIVIDENDS ON THE COMMON STOCK WILL NOT BE REDUCED OR ELIMINATED.

         The payment of dividends is at the discretion of the Company's Board of Directors and will depend upon future earnings, the financial condition of the Company and other factors. The Board may eliminate or change the amount and timing of dividends at any time without notice.

         The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under
     Section 401(a) of the Internal Revenue Code of 1986, as amended.

29.  WHO REGULATES AND INTERPRETS THE PLAN?

          The Company and the Plan Administrator reserve the right to interpret and regulate the Plan as they deem necessary or desirable. Any such interpretation or regulation will be final. The Plan, related Plan documentation, and Plan accounts will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

30.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

          While the Company hopes to continue a dividend reinvestment and stock purchase plan indefinitely, the Company and Plan Administrator reserve the right to terminate or suspend the Plan at any time by written notice to the participants. The terms and conditions of the Plan may also be amended by the Plan Administrator, with the concurrence of the Company, at any time by mailing an appropriate notice to participants at least 30 days prior to the effective date of such amendment. The Company may amend the Plan by mailing an appropriate notice to participants at least 30 days prior to the effective date of such amendment. Notwithstanding the foregoing, such amendments to the Plan as may be required from time to time due to changes in or new rules and regulations under the federal or state securities laws may be made by the Plan Administrator prior to notice to each participant. Moreover, the Company's Board of Directors may eliminate or change the amount and timing of dividends at any time without notice. (See Question 28.)

31. CAN A PARTICIPANT SEND HIS OR HER COMMON STOCK CERTIFICATES TO BE CREDITED TO HIS OR HER PLAN ACCOUNT?

          A participant can transfer any shares of Common Stock held of record to the Plan Administrator to be held for his or her Plan account. A participant desiring to transfer any shares into the Plan should mail them by certified or registered mail to the Plan Administrator with a note requesting that they be so credited. This additional service protects against the loss, theft, or destruction of a participant's stock certificates. Cash dividends paid with respect to all shares so credited will automatically be reinvested under the Plan.

32.  WHEN MAY PURCHASES OR SALES OF STOCK BE TEMPORARILY CURTAILED?

          Temporary curtailment or suspension of purchases or sales of Common Stock may be made at any time when such purchases or sales would be, in the Company's judgment, in contravention of, or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission any other governmental commission, agency or instrumentality, any court, securities exchange or the National Association of Securities Dealers, Inc. The Company will not be accountable, or otherwise liable, for failure to make purchases or sales at such times and under such circumstances.

AVAILABLE INFORMATION

     Seacoast Financial is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by Seacoast Financial can be inspected and be copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60681. In addition the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as Seacoast Financial, that file electronically with the Commission. The address of such site is http://www.sec.gov. Seacoast Financial's Common Stock is traded on the Nasdaq Stock Market. Reports and other information concerning Seacoast Financial may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by Seacoast Financial with the Commission under the Securities Act of 1933. In accordance with the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and its exhibits and schedules. For further information concerning Seacoast Financial and the Common Stock offered by this prospectus, please see the Registration Statement and its exhibits and schedules, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates.

INFORMATION INCORPORATED BY REFERENCE

     The following documents of Seacoast Financial which have been filed with the Commission are hereby incorporated by reference in this Prospectus.

     (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1998 as filed on January 29, 1999.

     (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed on November 15, 1999.

     (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed on August 12, 1999

     (d) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 as filed on May 14, 1999.

     (e) Current Report on Form 8-K as filed on February 9, 1999.

     (f) Current Report on Form 8-K as filed on December 17, 1998, and amended by Amendment Number 1 on Form 8-K as filed on February 9, 1999.

     (g) Transition Report on Form 10-Q for the transition period from November 1, 1998 to December 31, 1998 as filed on March 15, 1999.

     (h) The description of Seacoast Financial's Common Stock, contained under the headings "Description of Capital Stock of Seacoast Financial" and "Restrictions on Acquisition of Seacoast Financial and Compass" in the Company's Registration Statement on Form S-1, Registration No. 333-52889, as initially filed with the Commission on May 15, 1998, and subsequently amended. Such portions of the Registration Statement on Form S-1 and any amendment or report filed for the purpose of updating such description, are incorporated herein by reference.

     All documents filed by Seacoast Financial pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in and to be a part of this Prospectus from the respective dates of filing such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Seacoast Financial will provide without charge to any person to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits and schedules to such documents). Requests should be directed to:
Investor Relations, Seacoast Financial Services Corporation, 791 Purchase Street, New Bedford, Massachusetts 02740, (508)984-6333.

EXPERTS

     The financial statements of Seacoast Financial incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing giving said report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 6.7 of the Articles of Organization of Seacoast Financial provides that to the extent permitted by law and subject to certain limitations, each Officer of the Corporation (and his or her heirs and personal representatives) shall be indemnified by the Corporation against all expenses incurred by him or her in connection with any proceeding in which he or she is involved as a result of (a) his or her serving or having served as an Officer or employee of the Corporation, (b) his or her serving or having served as a Director, officer or employee of any of its wholly-owned Subsidiaries, or (c) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Corporation. Under Massachusetts law, such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of Seacoast Financial. Seacoast Financial also has a policy of directors' and officers' liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, officers or persons controlling Seacoast Financial pursuant to the foregoing provisions, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses to be incurred by Seacoast Financial in connection with the offering described in this Registration
Statement:


     Registration Fee ........................................    $1,486
     Printing ................................................    $3,500
     Legal Fees ..............................................    $5,000
     Accounting Fees .........................................    $3,000
     Miscellaneous ...........................................    $2,000

              Total ..........................................   $14,986


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 6.7 of the Articles of Organization of Seacoast Financial provides that to the extent permitted by law and subject to certain limitations, each Officer of the Corporation (and his or her heirs and personal representatives) shall be indemnified by the Corporation against all expenses incurred by him or her in connection with any proceeding in which he or she is involved as a result of (a) his or her serving or having served as an Officer or employee of the Corporation, (b) his or her serving or having served as a Director, officer or employee of any of its wholly-owned Subsidiaries, or (c) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Corporation. Under Massachusetts law, such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of Seacoast Financial. Seacoast Financial also has a policy of directors' and officers' liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits:


       3.1    Articles of Organization of Seacoast Financial Services
              Corporation. -- Incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of Seacoast Financial
              Services Corporation dated November 18, 1998.

       3.2 By-laws of Seacoast Financial Services Corporation -- Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A of Seacoast Financial Services Corporation dated November
              18, 1999.

       4.1    Instruments defining the rights of security holders. See Exhibits
              3.1 and 3.2.

      *5.1    Opinion of Foley, Hoag & Eliot LLP

     *23.1    Consent of Foley, Hoag & Eliot LLP (included on Exhibit 5.1)

     *23.2    Consent of Arthur Andersen LLP

     *23.3    Consent of KPMG LLP

     *24.1    Power of Attorney (contained on the signature page)

     *99.1    Enrollment Form


----------
*    Documents filed herewith

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amend ment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Bedford, Massachusetts, on October 28, 1999.

                                    SEACOAST FINANCIAL SERVICES CORPORATION

                                    By:     /S/ KEVIN G. CHAMPAGNE
                                            ------------------------------------
                                          Kevin G. Champagne
                                          President, Chief Executive Officer and
                                           Director

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoint Kevin G. Champagne and Francis S. Mascianica, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                              DATE
       ---------                        -----                              ----

       /S/KEVIN G. CHAMPAGNE            President and                      October 28, 1999
       ---------------------              Chief Executive Officer,
       Kevin G. Champagne                 Director
                                          (Principal Executive Officer)


       /S/FRANCIS S. MASCIANICA, JR.    Senior Vice President              October 28, 1999
       -----------------------------      Treasurer and CFO
       Francis S. Mascianica, Jr.         (Principal Financial and
                                          Accounting Officer)


       /S/MANUEL G. CAMACHO             Director                           October 28, 1999
       --------------------
       Manuel G. Camacho



       SIGNATURE                        TITLE                              DATE
       ---------                        -----                              ----


       /S/ DAVID P. CAMERON             Director                           October 28, 1999
       --------------------
       David P. Cameron

       /S/ HOWARD C. DYER, JR.          Director                           October 28, 1999
       -----------------------
       Howard C. Dyer, Jr.


       /S/ MARY F. HEBDITCH             Director                           October 28, 1999
       --------------------
       Mary F. Hebditch

       /S/ GLEN F. JOHNSON              Director                           October 28, 1999
       --------------------
       Glen F. Johnson

       /S/ THORNTON P. KLAREN, JR.      Director                           October 28, 1999
       ---------------------------
       Thornton P. Klaren, Jr.

       /S/ J.  LOUIS LEBLANC            Director                           October 28, 1999
       ---------------------
       J.  Louis LeBlanc

       /S/ FREDERIC D. LEGATE           Director                           October 28, 1999
       ----------------------
       Frederic D. Legate

       /S/ REALE J. LEMIEUX             Director                           October 28, 1999
       --------------------
       Reale J. Lemieux

       /S/ A. WILLIAM MUNRO             Director                           October 28, 1999
       --------------------
       A. William Munro

       /S/ CARL RIBEIRO                 Director                           October 28, 1999
       --------------------
       Carl Ribeiro

       /S/ JOSEPH H. SILVERSTEIN        Director                           October 28, 1999
       -------------------------
       Joseph H. Silverstein

       /S/ GERALD H. SILVIA             Director                           October 28, 1999
       --------------------
       Gerald H. Silvia
